Exhibit 1.2

BEST HOMETOWN BANCORP, INC.

Up to 747,500 Shares

(subject to increase up to 859,625 shares)

COMMON SHARES

($0.01 Par Value)

Subscription Price $10.00 Per Share

AGENCY AGREEMENT

____________, 2016

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Ladies and Gentlemen:

Home Federal Savings and Loan Association of Collinsville, a federally-chartered mutual savings and loan association headquartered in Collinsville, Illinois (the “Bank”), the deposit accounts of which are insured by the Federal Deposit Insurance Corporation (“FDIC”), and Best Hometown Bancorp, Inc., a Maryland corporation (the “Holding Company” and, together with the Bank, the “Home Federal Parties”) hereby confirm their agreement with Raymond James & Associates, Inc. (the “Agent”) as follows:

Section 1. The Offering. The Bank, in accordance with the plan of conversion adopted by the Board of Directors of the Bank (the “Plan”), intends to convert from the mutual form of organization to the stock form of organization (the “Conversion”). In connection with the Conversion, the following will occur: (1) the Bank will convert its charter to a federal stock savings bank charter, which authorizes the issuance of capital stock; (2) the Holding Company will purchase all of the capital stock issued by the Bank in connection with its conversion from the mutual to stock form, for at least 50% of the net proceeds of the Offering (as hereinafter defined); and (3) the Holding Company will issue shares of its common stock in the Offering as provided in the Plan. Pursuant to the Plan, the Holding Company will offer and sell up to 747,500 shares (subject to increase up to 859,625 shares) of its common stock, $0.01 par value per share (the “Shares” or “Common Shares”), in a subscription offering (the “Subscription Offering”) to (1) depositors of the Bank with Qualifying Deposits (as defined in the Plan) as of December 31, 2014 (“Eligible Account Holders”), (2) the Bank’s tax-qualified employee benefit plans, including the employee stock ownership plan established by the Bank (the “ESOP”), (3) depositors of the Bank with Qualifying Deposits as of March 31, 2016 (“Supplemental Eligible Account Holders”), and (4) Other Members of the Bank (as defined in the Plan). Subject to the prior subscription rights of the above-listed parties, the Holding Company may offer for sale in a community offering (the “Community Offering” and when referred to together with or subsequent to the Subscription Offering, the “Subscription and Community Offering”) the Shares not subscribed for or ordered in the Subscription Offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered with a preference given first to natural persons and trusts of natural persons residing in the Illinois Counties of Madison or St. Clair, and thereafter to cover orders of other members of the general public. It is anticipated that shares not subscribed for in the Subscription and Community Offering may be offered to certain members of the general public on a best efforts basis through a selected dealers agreement (the “Syndicated Community Offering”) (the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the “Offering”). It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Holding Company may reject, in whole or in part, any orders received in the Community Offering or Syndicated Community Offering.

As a federally-chartered mutual savings and loan association, the Bank has no stockholders and is controlled by its members. Pursuant to the terms of the Plan, upon completion of the Conversion and the Offering, the legal existence of the Bank will not terminate but the Bank will be a continuation of the entity of the mutual Bank and all property of the mutual Bank, including its right, title and interest in and to all property of whatever kind and nature, whether real, personal, or mixed, and things, and choses in action, and every right, privilege, interest and asset of every conceivable value or benefit then existing or pertaining to it, or which would inure to it, immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed will vest in the stock Bank.

The Holding Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-210109) (the “Registration Statement”), containing a prospectus relating to the Offering, for the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term “Registration Statement” shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the SEC at the time the Registration Statement initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the rules and regulations of the SEC under the 1933 Act (the “1933 Act Regulations”) differing from the prospectus on file at the time the Registration Statement initially became effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the SEC.

In connection with the Conversion, the Bank has filed with the Office of the Comptroller of the Currency (the “OCC”) an Application For Conversion on Form AC (the “Conversion Application”), including the Prospectus and the Conversion Valuation Appraisal Report prepared by Keller & Company, Inc., dated February 12, 2016, and as amended or supplemented, regarding the estimated pro forma value of the Common Shares (the “Appraisal”), and has filed such amendments thereto as may have been required by the OCC. The Conversion Application has been approved by the OCC and the related Prospectus has been authorized for use by the OCC. In addition, the Holding Company has filed with the Board of Governors of the Federal Reserve System (the “FRB”) an Application on Form H-(e)l (the “Holding Company Application”) to become a savings and loan holding company under the Home Owners’ Loan Act, as amended (“HOLA”) and the regulations promulgated thereunder (the “Control Act Regulations”). The Conversion Application and the Holding Company Application are referred to herein collectively as the “Reorganization Applications.”

Section 2. Retention of Agent; Compensation. Subject to the terms and conditions herein set forth, the Bank and the Holding Company hereby appoint the Agent as their exclusive financial advisor and marketing agent (i) to utilize its best efforts to solicit subscriptions for Common Shares and to advise and assist the Holding Company and the Bank with respect to the Holding Company’s sale of the Shares in the Offering and (ii) to participate in the Offering in the areas of market making and in syndicate formation (if necessary).

On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Bank and the Holding Company as to the matters set forth in the letter agreement, dated October 12, 2015, between the Bank and the Agent (a copy of which is attached hereto as Exhibit A) (the “Engagement Letter”). It is acknowledged by the Bank and the Holding Company that the Agent shall not be required to purchase any Shares or be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders.

The obligations of the Agent pursuant to this Agreement shall terminate upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering (the “End Date”). All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Home Federal Parties and the Agent may agree to renew this Agreement under mutually acceptable terms.

In the event the Holding Company is unable to sell a minimum of 552,500 Shares within the period herein provided, this Agreement shall terminate and the Holding Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them plus accrued interest, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 7, 9 and 10 hereof. In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees and expenses due to the date of such termination pursuant to subsections (a), (d), and (e) below.

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Per the terms of the Engagement Letter, the Agent shall receive the following compensation for its services hereunder:

a)	Management Fee. The Home Federal Parties will pay to the Agent a non-refundable cash fee of $25,000 (the “Management Fee”), which has already been paid. The Management Fee will be credited against any Success Fee owed pursuant to subsection (b) below.

b)	Success Fee. At the first closing of an Offering, the Home Federal Parties shall pay to the Agent a cash fee of $250,000 (the “Success Fee”).

c)	Syndicated Community Offering. In the event the Home Federal Parties elect to pursue a Syndicated Community Offering, at the closing of such Offering, the Home Federal Parties shall pay to the Agent, in addition to (and not in lieu of) the Success Fee, a commission not to exceed 6.0% of the aggregate purchase price of the shares sold in the Syndicated Community Offering. The Agent as sole book running manager may seek to form a syndicate of registered dealers to assist in the sale of such common stock on a best efforts basis, subject to the terms and conditions set forth in a selected dealers agreement to be entered into between the Home Federal Parties and the Agent. The Agent will endeavor to distribute the common stock among dealers, if any, in a fashion that best meets the distribution objectives of the Home Federal Parties and the requirements of the Plan, which may result in limiting the allocation of stock to certain selected dealers. It is understood that in no event shall the Agent be obligated to take or purchase any shares of the common stock in the Offering

d)	Records Agent Fee. The Agent shall also receive a non-refundable cash fee of $25,000 for certain records agent services set forth in the Engagement Letter, $5,000 of which has already been paid to the Agent and the balance of which shall be payable to the Agent upon the mailing of subscription documents with respect to the Offering.

e)	Expenses. The Home Federal Parties will pay all of the fees, disbursements and expenses in connection with the Offering customarily borne by issuers, including without limitation (a) costs of obtaining all securities and bank regulatory approvals, including any required SEC or Financial Industry Regulatory Authority (“FINRA”) filing fees; (b) costs of printing and distributing the offering materials; (c) costs to register the shares for sale with required state securities agencies (Blue Sky filings); (d) NASDAQ listing fees or OTC Markets Group fees; (e) DTCC clearing eligibility fees; (f) fees and disbursements of the Home Federal Parties’ counsel, accountants and other advisors; (g) operational expenses for the Stock Information Center; and (h) Syndicated Community Offering expenses associated with the Offering. In the event the Agent incurs any such fees and expenses on behalf of the Home Federal Parties, the Home Federal Parties will reimburse the Agent for such fees and expenses whether or not the Offering is consummated.

In addition, whether or not the proposed Offering is consummated and in addition to any fees payable to the Agent pursuant to this Section 2, the Home Federal Parties will reimburse the Agent for all of its reasonable out-of-pocket expenses incurred in connection with, or arising out of, the Agent’s activities under, or contemplated by, its engagement hereunder, including, without limitation, travel costs, meals and lodging, photocopying, data processing fees and expenses, advertising and communications expenses, which will not exceed $25,000. In addition, the Agent will be reimbursed for the fees and reasonable out-of-pocket expenses of its legal counsel, not to exceed $75,000. These expenses assume no unusual circumstances or delays, or a resolicitation in connection with the Offering. The Agent and the Home Federal Parties acknowledge that such expense limitations may be increased by mutual consent, by an additional amount not to exceed $15,000 for fees of legal counsel and not to exceed $5,000 for other out-of-pocket expenses, in the event of a material delay of the Offering requiring an update to the financial information contained within the registration statement to reflect a period later than set forth in the original filing of the offering documents, or in the event of a resolicitation of the Offering. Such limitation on expense reimbursement shall not affect the Home Federal Parties’ obligations to pay legal fees and other expenses under this Section 2, Sections 9 or 10 hereof or Addendum A to the Engagement Letter attached hereto. All expense reimbursements to be made to the Agent hereunder shall be made by

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the Home Federal Parties promptly upon submission by the Agent to the Home Federal Parties of invoices therefor.

If (i) the Plan is abandoned or terminated by the Holding Company; (ii) the Offering is not consummated by November __, 2016; (iii) the Agent terminates this Agreement because there has been a material adverse change in the financial condition or operations of the Bank since December 31, 2015; or (iv) immediately prior to the commencement of the Offering, the Agent terminates this Agreement because in its opinion, which shall have been formed in good faith after reasonable determination and consideration of all relevant factors, there has been a failure to satisfactorily disclose all relevant information in the Registration Statement, the Prospectus, the proxy statement to be delivered to members of the Bank (“Members’ Proxy Statement”) or the Reorganization Applications or market conditions exist that might render the sale of the Shares by the Holding Company inadvisable, the management fee set forth in subsection (a) of this Section 2 shall serve as compensation for the Agent’s advisory and administrative services as set forth in the Engagement Letter, in addition to reimbursement of the Agent’s reasonable out-of-pocket expenses as set forth above.

The compensation specified above shall be payable (to the extent not already paid) to the Agent in next day funds on the earlier of the Closing Date (as hereinafter defined), a determination by the Home Federal Parties to terminate or abandon the Plan, or the termination of this Agreement by the Agent or the Home Federal Parties.

Section 3. Sale and Delivery of Shares. If all conditions precedent to the consummation of the Conversion, including without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Holding Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates or statements evidencing ownership of such Shares on the Closing Date against payment to the Holding Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Holding Company until the conditions specified in Section 8 hereof shall have been complied with. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Home Federal Parties and the Agent as set forth in Section 14. Certificates or statements of ownership for shares shall be delivered directly to the purchasers in accordance with their directions as provided by the Holding Company to the Holding Company’s registrar and transfer agent. The date upon which the Holding Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the “Closing Date.”

Section 4. Representations and Warranties of the Home Federal Parties. The Home Federal Parties jointly and severally represent and warrant to and agree with the Agent as follows:

(a)	The Registration Statement, which was prepared by the Holding Company and the Bank and filed with the SEC, has been declared effective by the SEC, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Home Federal Parties, threatened by the SEC. At the time the Registration Statement became effective, at the Applicable Time (as defined in Section 4(c) hereof) and at the Closing Date, the Registration Statement complied and will comply in all material respects as to form with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and at the time any Rule 424(b) Prospectus is filed with the SEC and at the Closing Date referred to in Section 2 hereof, the Prospectus (including any amendment or supplement thereto) and any information regarding the Home Federal Parties contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the Home Federal Parties for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Home Federal Parties by the Agent or its counsel expressly regarding the Agent for use in the Prospectus in the second and third sentence of the first paragraph, and the first, second and third sentence of the third paragraph under the caption “The Conversion and Offering—Syndicated Community Offering” and the first sentence of the second paragraph under the caption “The Conversion and Offering—Marketing and Distribution; Compensation.”

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(b)	No Home Federal Party has directly or indirectly distributed or otherwise used and will not directly or indirectly distribute or otherwise use any prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) or other offering material (including, without limitation, content on the party’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the offering and sale of the Shares other than any Permitted Free Writing Prospectus (as defined in Section 4(c) hereof) or the Prospectus or other materials permitted by the 1933 Act and the 1933 Act Regulations distributed by the Home Federal Parties and reviewed and approved in advance for distribution by the Agent. No Home Federal Party has, directly or indirectly, prepared or used and will not directly or indirectly, prepare or use, any Permitted Free Writing Prospectus except in compliance with the filing and other requirements of Rules 164 and 433 of the 1933 Act Regulations; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the SEC (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the 1933 Act Regulations, filed with the SEC), the sending or giving, by the Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 of the 1933 Act Regulations (without reliance on subsections (b), (c) and (d) for Rule 164 of the 1933 Act Regulations); and the Holding Company is not an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations) as of the eligibility determination date for purposes of Rules 164 and 433 of the 1933 Act Regulations with respect to the offering of the Shares or otherwise precluded under Rule 164 of the 1933 Act Regulations from using free writing prospectuses in connection with the offering of the Shares.

(c)	As of the Applicable Time (as defined below), neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein. As used in this paragraph and elsewhere in this Agreement:
1.	“Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.
2.	“Statutory Prospectus,” as of any time, means the Prospectus relating to the offered Shares that is included in the Registration Statement relating to the offered Shares immediately prior to the Applicable Time, including any document incorporated by reference therein.
3.	“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the 1933 Act Regulations, relating to the offered Shares in the form filed or required or, if not required to be filed, in the form retained in the Holding Company’s records pursuant to Rule 433(g) under the 1933 Act Regulations. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173 of the 1933 Act Regulations.
4.	“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.
5.	“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the 1933 Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the 1933 Act Regulations or otherwise, even though not required to be filed with the SEC.
6.	“Permitted Free Writing Prospectus” means any free writing prospectus as defined in Rule 405 of the 1933 Act Regulations that is consented to by the Holding Company, the Bank and the Agent.

(d)

Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the offered Shares or until any earlier date that the Holding Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in

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the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Holding Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein.

(e)	The Conversion Application, which was prepared by the Home Federal Parties and filed with the OCC, has been conditionally approved by the OCC and the related Prospectus and Members’ Proxy Statement have been authorized for use by the OCC. No order has been issued by the OCC preventing or suspending the use of the Prospectus or the Members’ Proxy Statement, and no action by or before the OCC to revoke any approval, authorization or order of effectiveness related to the Offering is pending or, to the knowledge of the Home Federal Parties, threatened. At the time of the approval of the Conversion Application, including the Prospectus (including any amendment or supplement thereto), by the OCC and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus (including any amendment or supplement thereto), will comply in all material respects with the Conversion Regulations, except to the extent waived or otherwise approved by the OCC. The Conversion Application, including the Prospectus (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(e) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Holding Company by the Agent or its counsel expressly regarding the Agent for use in the Prospectus in the second and third sentence of the first paragraph, and the first, second and third sentence of the third paragraph under the caption “The Conversion and Offering—Syndicated Community Offering” and the first sentence of the second paragraph under the caption “The Conversion and Offering—Marketing and Distribution; Compensation.”

(f)	The Holding Company has filed the Holding Company Application with the FRB and the Holding Company Application is accurate and complete in all material respects. The Holding Company has received written notice from the FRB of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Home Federal Parties, threatened by the FRB. At the date of such approval, the Holding Company Application complied in all material respects with the applicable requirements of HOLA and the Control Act Regulations, except as the FRB has expressly waived such regulations in writing.

(g)

The Home Federal Parties have filed the Prospectus and the Sales Information (as defined in Section 9(a)) with the SEC and the OCC. The Prospectus and the Sales Information, as of the date the Registration Statement became effective and on the Closing Date referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the 1933 Act Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OCC and SEC for use in final form. No approval of any other regulatory or supervisory or other public authority is required in connection with the distribution of the Prospectus and any Sales Information that has not been obtained and a copy of which has been delivered to the Agent. The Home Federal Parties have not distributed any offering material in connection with the Offering except for the Prospectus and any Sales Information that has been filed with the Registration Statement and the Conversion Application and authorized for use by the SEC and the OCC. The information contained in the Sales Information filed as an exhibit to both the

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Registration Statement and the Conversion Application does not conflict in any material respects with information contained in the Registration Statement and the Prospectus. No order has been issued by any state securities administrator preventing or suspending the use of the Prospectus or any Sales Information authorized by the Home Federal Parties for use in connection with the Offering and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is pending or, to the knowledge of the Home Federal Parties, threatened.

(h)	The Plan has been adopted by the Board of Directors of the Bank, and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the Home Federal Parties by the OCC, the FRB, the SEC, or any other regulatory authority, except to the extent waived or otherwise approved by such regulatory authority, and in the manner described in the Prospectus. To the knowledge of the Home Federal Parties, no person has sought to obtain review of the final action of the OCC or the FRB, in approving the Plan or the Conversion, or in not objecting thereto, or in approving the Holding Company Application.

(i)	The Bank has been duly organized and validly existing as a federally-chartered savings and loan association in mutual form and upon completion of the Conversion will be duly organized and validly existing as a federally-chartered savings bank in stock form, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank has obtained all licenses, permits, easements, convents, and other governmental authorizations (“Permits”) currently required for the conduct of its business, except those that individually or in the aggregate would not have a material adverse effect on the conduct of the business, financial condition, results of operations, capital, properties, affairs or prospects of the Home Federal Parties, taken as a whole (a “Material Adverse Effect”); all such Permits are in full force and effect and the Bank has not received notice of any proceeding or action relating to the revocation or modification of any such Permit which, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding, might result in a Material Adverse Effect; the Bank is in compliance with all statutes, laws, rules, regulations, decisions, directives and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect and the Bank has not received any written, or to its knowledge, oral communication asserting that it is not in material compliance with any statute, law, rule, regulation, decision, directive or order; and the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a Material Adverse Effect. Following completion of the Conversion and the Offering, the authorized capital stock of the Bank will consist of [XXXX million (XX,XXX,XXX) shares of common stock, par value $0.01 per share (the “Bank Common Stock”), and XXXXX million (X,XXX,XXX) shares of preferred stock, par value $0.01 (the “Bank Preferred Stock”)]. At the Closing, (i) all of the outstanding capital stock of the Bank will be duly authorized, validly issued and fully paid and non-assessable and owned directly by the Holding Company free and clear of any security interest, mortgage, pledge, lien, encumbrances or legal or equitable claim, or restriction of any kind, (ii) the Holding Company will have no direct subsidiaries other than the Bank, and (iii) there will be no outstanding warrants or options to purchase any securities of the Bank. The Conversion will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations, the Conversion Regulations or letters or orders of approval, at the Closing Date, all terms, conditions, requirements and provisions with respect to the Conversion imposed by the SEC, the OCC and the FRB, if any, will have been complied with by the Home Federal Parties in all material respects or appropriate waivers will have been obtained and all applicable notice and waiting periods will have been satisfied, waived or elapsed.

(j)

The Holding Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the Holding Company is, and at the Closing Date will be, qualified to do business as a foreign corporation in

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each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Holding Company has obtained all Permits currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such Permits are in full force and effect, and the Holding Company is in all material respects complying therewith and with all statutes, laws, rules, regulations, decisions, directives, and orders applicable to the operation of its business. There are no outstanding warrants or options to purchase any securities of the Holding Company.

(k)	Except as described in the Prospectus there are no encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of any of the Home Federal Parties, (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (B) to make any loans or advances to, or investments in, another party or (C) to transfer any of its property or assets to another party.

(l)	The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not have a Material Adverse Effect. Neither the Bank, nor any of its respective directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(m)	The Bank is a member of the Federal Home Loan Bank of Chicago (“FHLB-Chicago”). The deposit accounts of the Bank are, and at the Closing Date will be, insured by the FDIC up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Home Federal Parties, threatened. The Bank is a “qualified thrift lender” within the meaning of 12 U.S.C. § 1467a(m).

(n)	At the Closing, the Holding Company will have no direct subsidiaries other than the Bank. The Bank has no subsidiaries. No Home Federal Party owns equity securities or any equity interest in any other business enterprise except as otherwise described in the Registration Statement and Prospectus or as are immaterial in amount and are not required to be described in the Registration Statement and the Prospectus.

(o)	The Home Federal Parties have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) would not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Home Federal Parties, considered as one enterprise, and under which the Home Federal Parties holds properties, including those described in the Prospectus, are in full force and effect, and no Home Federal Party has received any written or, to the knowledge of the Home Federal Parties, oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of such Home Federal Party under any such leases or subleases.

(p)	The Holding Company has received an opinion of its special counsel, Luse Gorman, PC(“Luse Gorman”), with respect to the federal income tax consequences of the Conversion and an opinion of its tax advisor, BKD LLP, with respect to the Illinois income tax consequences of the Conversion, and all material aspects of such opinions are accurately summarized in the Registration Statement and the Prospectus. The Home Federal Parties represent and warrant that the facts upon which such opinions are based are truthful, accurate and complete in all material respects. Neither the Holding Company nor the Bank will take any action inconsistent therewith.

(q)

Each of the Home Federal Parties has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Holding Company as provided herein and as described in the Prospectus, subject to approval or confirmation by the OCC of the final Appraisal as may be required. The

8

execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of each of the Home Federal Parties. This Agreement has been validly executed and delivered by each of the Home Federal Parties and, assuming due execution and delivery by the Agent, is the valid, legal and binding agreement of each of the Home Federal Parties enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 9 and 10 hereof may be unenforceable as against public policy or pursuant to applicable Federal law and the rules and regulations of the FRB).

(r)	As of the date hereof and as of the Closing Date, the Home Federal Parties are not subject to and have not been advised by the FRB, the OCC, or any other federal or state governmental authorities that it is considering issuing or requesting, any cease and desist order, written agreement, directive, memorandum of understanding, commitment letter or similar undertaking (other than orders or directives applicable to the banking industry as a whole). None of the Home Federal Parties is in violation of any directive received from the OCC, the FRB, the SEC, or any other agency to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OCC, the FRB and the SEC.).

(s)	Except as described in the General Disclosure Package and the Prospectus, no suit or proceeding, charge, investigation or action before or by any court, regulatory authority or governmental agency or body is or will be pending or, to the knowledge of the Home Federal Parties, threatened, which might materially and adversely affect the performance by the Home Federal Parties of their obligations under this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Prospectus, or which might result in a Material Adverse Effect or which is required to be disclosed in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus and is not so disclosed. No Home Federal Party has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(t)	The financial statements, schedules and notes related thereto which are included in the General Disclosure Package and the Prospectus fairly present the balance sheet, statement of operations, statement of comprehensive income (loss), statement of changes in equity and statement of cash flows of the Bank at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations and Title 12 of the Code of Federal Regulations. Such financial statements, schedules and notes related thereto have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Bank with the OCC, and any other applicable regulatory authority, except that accounting principles employed in such regulatory filings conform to the requirements of such authorities and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Bank included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

(u)

The Home Federal Parties carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Home Federal Parties or any of their respective businesses, assets, employees, officers and directors are in full

9

force and effect, and the Home Federal Parties are in compliance with the terms of such policies in all material respects. No Home Federal Party has been refused any insurance coverage sought or applied for during the last four years; and no Home Federal Party has any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. None of the Home Federal Parties has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures shall have to be made in order to continue such insurance. There are no claims under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause where absence of coverage would have a Material Adverse Effect.

(v)	Since the respective dates as of which information is given in the Registration Statement including the Prospectus and except as disclosed in the General Disclosure Package and the Prospectus: (i) no event resulting in a Material Adverse Effect has occurred, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of any of the Home Federal Parties or in the principal amount of the Home Federal Parties’ consolidated assets which are classified by any of such entities as impaired, substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of any of the Home Federal Parties; nor has any of the Home Federal Parties issued any securities (other than in connection with the incorporation of the Holding Company) or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of business; (iii) there have not been any material transactions entered into by the Home Federal Parties; (iv) there has not been any material adverse change in the aggregate dollar amount of the Home Federal Parties deposits or its net worth; (v) there has been no material adverse change in any of the Home Federal Parties’ relationship with its insurance carriers, including, without limitation, cancellation or other termination of any of the Home Federal Parties’ fidelity bond or any other type of insurance coverage; (vi) there has been no material change in management of any of the Home Federal Parties; (vii) none of the Home Federal Parties has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) none of the Home Federal Parties has defaulted in the payment of principal or interest on any outstanding debt obligations; (ix) the capitalization, liabilities, assets, properties and business of the Home Federal Parties conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus; and (x) none of the Home Federal Parties has any material liabilities, contingent or otherwise, except as set forth in the Prospectus.

(w)	None of the Home Federal Parties is in violation of their respective articles of incorporation, charters or bylaws (and none of the Home Federal Parties will be in violation of its articles of incorporation, charter or bylaws upon completion of the Conversion) except as would not result in a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a breach or default) under, or result in the creation of any lien, charge or encumbrance upon any of the assets of any of the Home Federal Parties pursuant to the respective articles of incorporation, charters or bylaws of the Home Federal Parties or any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, Permit or any other agreement or instrument in which the Home Federal Parties has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to any of the Home Federal Parties, except for such violations as would not have a Material Adverse Effect; or (iii) result in the creation of any lien, charge or encumbrance upon any property of the Home Federal Parties.

(x)	All documents made available or delivered by, or to be made available to or delivered by the Home Federal Parties or their representatives in connection with the issuance and sale of the Shares, or in connection with the Agent’s exercise of due diligence, except for those documents which were prepared by parties other than the Home Federal Parties or their representatives, to the knowledge of the Home Federal Parties, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true,

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complete and correct in all material respects. The records used by the Home Federal Parties to determine the identities of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

(y)	Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Holding Company will be within the range set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization,” and no Shares have been or will be issued and outstanding prior to the Closing Date, except that shares of Common Stock may be issued to the Bank for organizational purposes, which shares shall be cancelled on or prior to the Closing Date; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable, except for shares purchased by the ESOP with funds borrowed from the Holding Company to the extent payment therefor in cash has not been received by the Holding Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

(z)	No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, on the part of any of the Home Federal Parties in the due performance and observance of any term, covenant, agreement, obligation, representation, warranty or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement, lease, license, Permit or any other instrument or agreement to which the Home Federal Parties or by which any of them or any of their respective property is bound or affected which, in any such case, could have, individually or in the aggregate with other breaches, violations or defaults, a Material Adverse Effect; each of such agreements is in full force and effect and is the legal, valid and binding agreement of the applicable Home Federal Party and, to the knowledge of the Home Federal Parties, the other parties thereto, enforceable, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and no other party to any such agreement has instituted or, to the knowledge of the Home Federal Parties, threatened any action or proceeding wherein any of the Home Federal Parties would or might be alleged to be in default thereunder where such action or proceeding, if determined adversely to the Home Federal Parties, would have a Material Adverse Effect. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus are fairly summarized in all material respects. No party has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus, or filed as an exhibit to the Registration Statement, and, to the knowledge of the Home Federal Parties, no such termination has been threatened by any party to any such contract or agreement.

(aa)	Subsequent to the date the Registration Statement is declared effective by the SEC and prior to the Closing Date, except as otherwise may be indicated or contemplated in the Registration Statement, none of the Home Federal Parties has or will have issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business.

(bb)	Except for the Home Federal Savings and Loan Association of Collinsville 401(k) Plan and Defined Benefit Pension Plan, none of the Home Federal Parties maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In addition, (A) the employee benefit plans, including employee welfare benefit plans, of the Home Federal Parties (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued

11

thereunder and all other applicable laws and governmental regulations, (B) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Home Federal Parties for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (C) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Home Federal Parties and (D) all Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the knowledge of the Home Federal Parties, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(cc)	No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the OCC, the FRB and the SEC, and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of FINRA.

(dd)	BKD LLP, which has certified the audited financial statements of the Bank included in the Prospectus, has advised the Home Federal Parties in writing that they are, with respect to the Home Federal Parties, independent certified public accountants as required by the Code of Professional Ethics of the American Institute of Certified Public Accountants, the applicable rules of the Public Company Accounting Oversight Board (United States) and the SEC, they are registered with the PCAOB and such firm is not, with respect to the Home Federal Parties, in violation of the auditor independence requirements of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“Sarbanes-Oxley Act”).

(ee)	Keller & Company, Inc., which has prepared the Appraisal, has advised the Bank in writing that it is independent of the Home Federal Parties within the meaning of the Conversion Regulations and is believed by the Home Federal Parties to be experienced and expert in the valuation and the appraisal of business entities, including savings institutions, and the Home Federal Parties believe that Keller & Company, Inc. has prepared the pricing information set forth in the Prospectus in accordance with the requirements of the Conversion Regulations.

(ff)	The Home Federal Parties have timely filed or extended all required federal, state and local tax returns; the Home Federal Parties have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended or where such taxes may be contested in good faith, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority. The Home Federal Parties have no knowledge of any tax deficiency which has been or might be assessed against either of them which, if the subject of an unfavorable decision, ruling or finding, could have, individually or in the aggregate with other tax deficiencies, a Material Adverse Effect. All material tax liabilities have been adequately provided for in the financial statements of the Home Federal Parties in accordance with GAAP. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Holding Company or with the issuance or sale by the Holding Company of the Shares.

(gg)	The operations of each of the Home Federal Parties are and have been conducted at all times in compliance in all material respects with the anti-money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”) and to their knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Home Federal Parties with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Home Federal Parties, threatened.

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(hh)	No labor dispute with the employees of the Home Federal Parties exists or, to the knowledge of the Home Federal Parties, is threatened, and, to the knowledge of the Home Federal Parties, there are no existing or threatened labor disturbance by the employees of any of its or any subsidiaries’ principal customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(ii)	No Home Federal Party nor, to the knowledge of the Home Federal Parties, any director, officer, agent, employee or other person associated with or acting on behalf of a Home Federal Party, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj)	None of the Home Federal Parties has: (i) issued any securities within the last 18 months (except for notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any material dealings within the 12 months prior to the date hereof with any member of FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the Holding Company or the Bank in connection with the offering of the Shares, and no person is being compensated in any manner for such service. The Home Federal Parties have not relied upon the Agent or its legal counsel for any legal, tax or accounting advice in connection with the Conversion.

(kk)	The Home Federal Parties own, or possess adequate rights to use, all patents, copyrights, trademarks, service marks, trade names and other rights necessary to conduct the businesses now conducted by them in all material respects or as described in the Prospectus and any Permitted Free Writing Prospectus and no Home Federal Party has received any written notice or has any knowledge of infringement or conflict with asserted rights of others or of any facts or circumstances which would render invalid or inadequate to protect the rights of the Home Federal Parties with respect to any patents, copyrights, trademarks, service marks, trade names or other rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and, to the knowledge of the Home Federal Parties, there is no basis for any such infringement or conflict which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(ll)	Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(i)	The Bank has complied in all material respects with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Bank satisfied, (A) all applicable federal and state laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Home Federal Parties and any Agency or Loan Investor, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency or Loan Investor and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(ii)	No Agency or Loan Investor has (A) notified the Bank in writing that the Bank has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Bank to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Bank or (C) indicated in writing to the Bank that it has terminated or intends to terminate its

13

relationship with the Bank for poor performance, poor loan quality or concern with respect to the Bank compliance with laws.

For purposes of this Section 4.1(ll): (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Bank or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; and (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Home Federal Parties or a security backed by or representing an interest in any such mortgage loan.

(mm)	None of the Home Federal Parties is, and neither intends to conduct business in a manner which would cause it to become, an “investment company,” an entity “controlled” by an “investment company” or an “investment adviser” within the meaning of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

(nn)	None of the Home Federal Parties or any properties owned or operated by any of the Home Federal Parties, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of the Home Federal Parties, threatened relating to the liability of any property owned or operated by the Home Federal Parties under any Environmental Law. To the knowledge of the Home Federal Parties, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Home Federal Parties relating to any Environmental Law. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(oo)	The Home Federal Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the knowledge of the Home Federal Parties, BKD LLP and the Audit Committee of the Board of Directors have been advised of: (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Holding Company’s and the Bank’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Holding Company’s or the Bank’s internal accounting controls.

(pp)	All of the loans represented as assets of the Home Federal Parties in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 1026), real estate

14

settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect. All such loans secured by dwellings constitute qualified mortgages within the meaning of 12 C.F.R. § 1026.43.

(qq)	To the Home Federal Parties’ knowledge there are no affiliations or associations between any member of FINRA and any of the Home Federal Parties’ officers, directors or 5% or greater security holders.

(rr)	The Home Federal Parties have taken all actions necessary to obtain on the Closing Date a Blue Sky Memorandum from Luse Gorman which sets forth those states in which the Shares are registered or qualified for sale, or exempt from any such registration or qualification of sale.

(ss)	Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Home Federal Parties any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(tt)	The statistical and market related data contained in any Permitted Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the Home Federal Parties believe were reliable and accurate at the time they were filed with the SEC. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu)	Any certificates signed by an officer of any of the Home Federal Parties pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by such Home Federal Party to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

Section 5. Representations and Warranties of the Agent. The Agent represents and warrants to the Home Federal Parties as follows:

(a)	The Agent is a corporation and is validly existing in good standing under the laws of the State of Maryland with full power and authority to provide the services to be furnished to the Home Federal Parties hereunder. The Agent is registered as a broker-dealer with the SEC and is a member of FINRA.

(b)	Any funds received by the Agent to purchase Shares in the Syndicated Community Offering will be handled in accordance with Rule 15c2-4 under the 1934 Act, to the extent applicable.

(c)	With respect to certain non-public information about the Bank’s depositors and customers (“Customer Information”) that the Agent may be provided access to in connection with providing services under this Agreement, the Agent shall: (i) use Customer Information only as necessary to perform its obligations pursuant to this Agreement or as permitted by the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), and OCC policies thereunder and other applicable law, all as may be amended from time to time; (ii) not disclose Customer Information to any third party, except to other third party service providers assisting the Bank with the Offering and the Conversion or the Agent with respect to its obligations under this Agreement, unless the Bank has consented in writing to the disclosure or the Bank has confirmed that such disclosure is permissible pursuant to applicable law; and (iii) adopt reasonably appropriate measures to protect against unauthorized access to or use of the Customer Information in its control that could result in substantial harm or inconvenience to any customer of the Bank.

(d)	Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in

15

which the Shares are to be offered by the Holding Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

(e)	No approval of any regulatory or supervisory or other public authority is required in connection with the Agent’s execution and delivery of this Agreement, except as may have been received.

(f)	There is no suit or proceeding or charge or action pending before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, threatened, which might materially adversely affect the Agent’s performance under this Agreement.

(g)	The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation or bylaws of the Agent or any agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

(h)	The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

Section 6. Covenants of the Home Federal Parties. The Home Federal Parties hereby jointly and severally covenant and agree with the Agent as follows:

(a)	The Home Federal Parties will not, after the date of effectiveness or approval, as applicable, file any amendment or supplement to the Registration Statement, the Prospectus or any Reorganization Application without written notice to the Agent of their intention to do so and providing the Agent and its counsel an opportunity to review such amendment or supplement, nor will any Home Federal Party file any such amendment or supplement to which the Agent shall reasonably object.

(b)	If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at the subsequent time, not misleading, the Home Federal Parties will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Holding Company will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Home Federal Parties by the Agent expressly for use therein.

(c)	Each of the Home Federal Parties represents and agrees that, unless it obtains the prior consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior consent of the Home Federal Parties, it has not made and will not make any offer relating to the offered Shares that would constitute an “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act Regulations, or that would constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the SEC. The Home Federal Parties represent that they have treated or agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, and has complied and will comply in all material respects with the requirements of Rule 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including

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timely SEC filing where required, legending and record keeping. The Home Federal Parties need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173 of the 1933 Act Regulations.

(d)	The Home Federal Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the SEC and any post-approval amendment to the Conversion Application to be approved by the OCC and any post-approval amendment to the Holding Company Application to be approved by the FRB and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application has been approved by the OCC and when the Holding Company Application has been approved by the FRB; (iii) of any comments from the SEC, the OCC, the FRB or any other governmental entity with respect to the Conversion contemplated by this Agreement; (iv) of the request by the SEC, the OCC, the FRB or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application, the Holding Company Application or for additional information; (v) of the issuance by the SEC, the OCC, the FRB or any other governmental entity of any order or other action suspending the Conversion or the use of the Registration Statement or the Prospectus or any other filing of the Holding Company or the Bank under the Conversion Regulations, or other applicable law, or the threat of any such action; (vi) of the issuance by the SEC, the OCC, the FRB or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (h) below. The Home Federal Parties will make every reasonable effort (i) to prevent the issuance by the SEC, the OCC, the FRB or any other regulatory authority of any such order and (ii) if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time. The Home Federal Parties will provide copies of the foregoing comments, requests and orders to the Agent upon receipt of such items.

(e)	The Home Federal Parties will deliver to the Agent and to its counsel two conformed copies of the Registration Statement, the Conversion Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Home Federal Parties will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any FINRA filings. In addition, the Home Federal Parties will also promptly deliver to the Agent such number of copies of the closing documents with respect to the Conversion and the Offering as the Agent may reasonably request.

(f)	The Holding Company and the Bank will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the “1934 Act Regulations”), state securities laws or regulations or applicable rules of any other governmental entity. The Home Federal Parties authorize the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

(g)	The Home Federal Parties will comply with any and all material terms, conditions, requirements and provisions with respect to the Conversion and the Offering imposed by the SEC, the OCC, the FRB, the Conversion Regulations or the Control Act Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period the Home Federal Parties will comply, at their own expense, with all material requirements imposed upon them by the SEC, the OCC, the FRB, the Conversion Regulations or the Control Act Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Common Shares during such period in accordance with the provisions hereof and

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the Prospectus. The Holding Company will comply in all material respects with all undertakings contained in the Registration Statement.

(h)	If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting any of the Home Federal Parties shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Holding Company and in the reasonable opinion of the Agent’s counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Holding Company will immediately so inform the Agent and prepare and file, at its own expense, with the SEC, the OCC, and the FRB, and furnish to the Agent a reasonable number of copies, of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Holding Company will timely furnish to the Agent such information with respect to the Home Federal Parties as the Agent may from time to time reasonably request.

(i)	The Home Federal Parties will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares for offering and sale by the Holding Company or to exempt such Shares from registration, or to exempt the Holding Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the Conversion Regulations to be sold or as the Agent and the Holding Company may reasonably agree upon; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Holding Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

(j)	The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained in accordance with the requirements of the Conversion Regulations, and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation account, which shall have a priority superior to that of the holders of the Common Stock in the event of a complete liquidation of the Bank.

(k)	The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent’s prior written consent, any of its shares of common stock, other than the Common Shares or other than in connection with any plan or arrangement described in the Prospectus.

(l)	The Holding Company will register its common stock under Section 12(g) of the 1934 Act. The Holding Company shall maintain the effectiveness of such registration for not less than three years from the time of effectiveness or such shorter period as may be required by the Conversion Regulations or the Control Act Regulations.

(m)	During the period during which the Common Shares are registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Holding Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Holding Company (including a consolidated balance sheet and statements of consolidated income, shareholders’ equity and cash flows of the Holding Company and its subsidiaries as at the end of and for such year, certified by independent registered public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act) and make available as soon as practicable after the end of each of the first three quarters of each fiscal year

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(beginning with the first fiscal quarter ending after the effective time of the Registration Statement) financial information of the Holding Company and its subsidiaries for such quarter in reasonable detail.

(n)	During the period of three years from the date hereof, the Holding Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Holding Company furnished to or filed with the SEC under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders); provided, however, that for purposes of this requirement, documents filed electronically on the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System shall be deemed to be delivered to the Agent upon filing with the SEC: (ii) a copy of each other non-confidential report of the Holding Company mailed to its shareholders or filed with the SEC, the OCC, the FRB or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Holding Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Holding Company or the Bank as the Agent may reasonably request.

(o)	The Holding Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption “How We Intend to Use the Proceeds from the Offering.”

(p)	The Holding Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Holding Company’s fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

(q)	The Holding Company shall notify the Agent when funds shall have been received for the minimum number of Shares set forth in the Prospectus.

(r)	The Home Federal Parties will maintain appropriate arrangements for depositing all funds received from persons mailing or delivering subscriptions for or orders to purchase Shares in the Offering with the Bank, on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company’s or the Bank’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Holding Company to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(s)	The Holding Company will report the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act.

(t)	The Holding Company will promptly take all necessary action to register as a savings and loan holding company under the HOLA within the time period required by applicable law.

(u)	The Home Federal Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rules 5130 and 5131.

(v)	None of the Home Federal Parties will amend the Plan without notifying the Agent and the Agent’s counsel prior thereto.

(w)	The Holding Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the

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Holding Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

(x)	Prior to the Closing Date, the Holding Company and the Bank will inform the Agent of any event or circumstances of which either is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(y)	The Holding Company will not deliver the Shares until the Home Federal Parties have satisfied or caused to be satisfied each condition set forth in Section 8 hereof, unless such condition is waived in writing by the Agent.

(z)	Subsequent to the date the Registration Statement is declared effective by the SEC and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the Home Federal Parties will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Home Federal Parties, taken as a whole.

(aa)	Until the Closing Date, the Home Federal Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the SEC, the OCC, and the FRB.

(bb)	The facts and representations provided to Luse Gorman by the Home Federal Parties and upon which Luse Gorman will base its opinion under Section 8(c) are and will be truthful, accurate and complete.

(cc)	Other than as permitted by the Conversion Regulations, the 1933 Act, the 1933 Act Regulations and the laws of any jurisdiction in which the Shares are qualified for sale, the Home Federal Parties will not distribute any offering material in connection with the Offering except for the Prospectus and the Sales Information that has been filed with the Registration Statement and the Conversion Application and authorized for use by the SEC and the OCC. The Sales Information shall not conflict in any material respect with the information contained in the Registration Statement and the Prospectus.

(dd)	The Holding Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act and all applicable rules, regulations, guidelines and interpretations promulgated thereunder by any governmental entity having jurisdiction over the Holding Company.

(ee)	The Home Federal Parties will not, prior to the Closing Date, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

(ff)	Prior to the Closing Date, the Holding Company will establish and maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act) that are designed to ensure that the information it will be required to disclose in the reports it files or submits under the 1934 Act is accumulated and communicated to the Holding Company’s management (including the Holding Company’s chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the SEC’s rules and forms. The books, records and accounts and systems of internal accounting control of the Home Federal Parties and its subsidiaries will comply in all material respects with the requirements of the 1934 Act.

(gg)	The Home Federal Parties will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 8.

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Section 7. Payment of Expenses. Whether or not the Conversion is completed or the sale of the Shares by the Holding Company is consummated, the Home Federal Parties jointly and severally agree to pay or reimburse the Agent for: (a) all filing fees in connection with all filings related to the Conversion with FINRA; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) subject to Section 2(e), all expenses of the Conversion, including but not limited to the Agent’s attorneys’ fees, blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Offering. In the event the Holding Company is unable to sell the minimum number of shares necessary to complete the Conversion or the Conversion is terminated or otherwise abandoned, the Home Federal Parties shall promptly reimburse the Agent in accordance with Section 2(e) hereof.

Section 8. Conditions to the Agent’s Obligations. The obligations of the Agent hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Home Federal Parties herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Home Federal Parties shall have performed all of its obligations hereunder to be performed on or before such dates, and to the following further conditions:

(a)	At the Closing Date, the Home Federal Parties shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations (except to the extent waived or otherwise approved by the OCC and the FRB), and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the OCC and the FRB to the reasonable satisfaction of Agent and its counsel.

(b)	The Registration Statement shall have been declared effective by the SEC, the Conversion Application shall have been approved by the OCC, and the Holding Company Application shall have been approved by the FRB not later than 5:30 p.m. on the date of this Agreement, or with the Agent’s consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the SEC or any regulatory authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the Home Federal Parties’ knowledge, threatened by the SEC, the OCC, the FRB or any other regulatory authority, except in such states in which the registration of the Offering or the Shares has been withdrawn and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares. The Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and the Members’ Proxy Statement, and all amendments or supplements thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(c)	At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit and upon which Agent’s counsel may rely for purposes of delivering its legal opinion pursuant to Section 8(d), of Luse Gorman, special counsel for the Holding Company and the Bank, in form and substance satisfactory to the Agent and its counsel, as attached hereto as Exhibit B.

(d)	At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Jones Walker LLP, special counsel for the Agent, with respect to such matters as the Agent may reasonably require. Such opinion may rely upon certificates of officers and directors of the Home Federal Parties delivered pursuant hereto or as such counsel shall reasonably request and the opinion of Luse Gorman delivered pursuant to subsection (c) above.

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(e)	Prior to the mailing of the Prospectus to eligible subscribers, a blue sky memorandum from Luse Gorman relating to the Offering, including Agent’s participation therein, shall have been furnished to the Holding Company with a copy thereof addressed to Agent or upon which Luse Gorman shall state the Agent may rely. The blue sky memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Shares under applicable state securities law.

(f)	At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of each of the Home Federal Parties in form and substance reasonably satisfactory to the Agent’s Counsel, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Registration Statement and Prospectus and, in their opinion, as of the effective date of the Registration Statement, and at the time the Prospectus became authorized for final use, the Registration Statement and, Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Home Federal Parties and the conditions set forth in this Section 8 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Home Federal Parties independently, or of the Home Federal Parties considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Home Federal Parties complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Closing Date; (vi) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the knowledge of the Home Federal Parties, threatened by the SEC or any state or federal authority; (vii) no order suspending the Conversion, the Offering or the use of the Prospectus has been issued and no proceedings for that purpose are pending or, to the knowledge of the Home Federal Parties, threatened by the SEC, the OCC, the FRB or any state or federal authority; and (viii) to the knowledge of the Home Federal Parties, no person has sought to obtain review of the final action of the OCC approving the Plan or of the FRB approving the Holding Company Application.

(g)	None of the Home Federal Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement, the General Disclosure Package and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect that is in the Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(h)	Prior to and at the Closing Date, in the reasonable opinion of the Agent, (i) there shall have been no material adverse change in the financial condition, results of operations, business, affairs or prospects of the Home Federal Parties considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) there shall have been no material transaction entered into by any Home Federal Party since the latest dates as of which the financial condition of the Home Federal Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein; (iii) none of the Home Federal Parties shall have received from the OCC or the FRB any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the financial condition, results of operations or business of the Home Federal Parties taken as a whole; (iv) none of the Home Federal Parties shall have

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been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, not disclosed in the Prospectus, shall be pending or, to the knowledge of the Home Federal Parties, threatened against the any of the Home Federal Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect; and (vi) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Home Federal Parties.

(i)	Concurrently with the execution of this Agreement, the Agent shall receive a letter from BKD LLP, dated as of the date hereof and addressed to the Agent: (i) confirming that BKD LLP is a firm of independent registered public accountants within the applicable rules of the SEC and the Public Company Accounting Oversight Board (United States) and stating in effect that in its opinion the financial statements and related notes of the Bank as of December 31, 2014 and 2015, and for each of the years in the two-year period ended December 31, 2015, and covered by their opinion included in the Prospectus, and any other more recent unaudited financial statements included in the Prospectus, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and related published rules and regulations of the SEC; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with standards of the Public Company Accounting Oversight Board (United States)) consisting of a reading of the latest available financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Boards of Directors of each of the Home Federal Parties and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the audited financial statements and any unaudited interim financial statements included in the Prospectus are not in conformity with the applicable accounting requirements of the 1933 Act and related published rules and regulations of the SEC and accounting principles generally accepted in the United States of America applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in FHLB borrowings, other than normal deposit fluctuations for the Bank; or (C) there was any decrease in the total assets, total loans, total deposits, or equity of the Bank at the date of such letter as compared with amounts shown in the latest balance sheet included in the Prospectus; or (D) there was any decrease in net income (loss) or net interest income, non-interest income or increase in non-interest expense of the Bank, in each case for the number of full months commencing immediately after the period covered by the latest audited balance sheet and income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (i), they have compared with the general accounting records of the Bank, which are subject to the internal controls of the Bank, the accounting system and other data prepared by the Bank, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus, any Permitted Free Writing Prospectus and any prospectus supplement, as the Agent may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(j)	At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by BKD LLP in the letter delivered by it pursuant to subsection (i) of this Section 8, the “specified date” referred to in clause (ii)(B) of subsection (i) to be a date specified in the letter required by this subsection (j) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

(k)	At the Closing Date, the Holding Company shall receive a letter from Keller & Company, Inc., dated the Closing Date (i) confirming that said firm is independent of the Home Federal Parties and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro

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forma market value of the Holding Company including the Bank, as most recently updated, remains in effect.

(l)	At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letter from the OCC approving the Conversion Application, and authorizing the use of the Prospectus, as applicable; (ii) a copy of the letter from the FRB approving the Holding Company Application; (iii) a copy of the order from the SEC declaring the Registration Statement effective, if available; (iv) a certificate from the FDIC evidencing the Bank’s insurance of accounts; (v) a certificate from the FHLB-Chicago evidencing the Bank’s membership therein; (vi) a certified copy of each of the Holding Company’s and the Bank’s Articles of Incorporation, Charter and Bylaws, as applicable; and (vii) any other documents that Agent shall reasonably request.

(m)	Subsequent to the date hereof, there shall not have occurred any of the following; (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”) or quotations halted generally on the Nasdaq Stock Market or in the over-the-counter market or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by the NYSE or the Nasdaq Stock Market or in the over-the-counter market or by order of the SEC, FINRA or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, or savings and loan associations or a general moratorium on the withdrawal of deposits from commercial banks or savings and loan associations declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war or a material decline in the price of equity or debt securities, if the effect of such declaration or decline, in the Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(n)	At or prior to the Closing Date, the Agent and counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Home Federal Parties in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent or its counsel.

(o)	All opinions, certificates, letters and documents delivered pursuant to this Section 8 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent or to counsel for the Agent. Any certificate signed by an officer of any of the Home Federal Parties and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by such Home Federal Party to the Agent as to the statements made therein.

Section 9. Indemnification.

(a)	The Holding Company and the Bank jointly and severally agree to indemnify and hold harmless the Agent, its officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expense (including all fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer Represented General Free Writing Prospectus, preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto) or any instrument or document executed by the Home Federal Parties or based upon written information supplied by the Holding Company filed in any state or

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jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Home Federal Parties as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the “Blue Sky Application”), or any document, advertisement, oral statement or communication, or supplemental sales material (including the supplemental sales material filed as an exhibit to the Registration Statement and the Conversion Application) (“Sales Information”) prepared, made or executed by or on behalf of the Home Federal Parties with its consent and based upon written or oral information furnished by or on behalf of the Home Federal Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer–Represented General Free Writing Prospectus, the Conversion Application (or any amendment or supplement thereto) the Holding Company Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer-Represented General Free Writing Prospectus, the Conversion Application, the Holding Company Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Holding Company, by the Agent or its counsel regarding the Agent, and provided, that it is agreed and understood that the only information furnished in writing to the Holding Company, by the Agent regarding the Agent is set forth in the Prospectus in the second and third sentence of the first paragraph, and the first, second and third sentence of the third paragraph under the caption “The Conversion and Offering—Syndicated Community Offering” and the first sentence of the second paragraph under the caption “The Conversion and Offering—Marketing and Distribution; Compensation”; and, provided further, that such indemnification shall not apply to the Bank to the extent that such indemnification by the Bank would be prohibited under Section 23A of the Federal Reserve Act, as amended.

(b)	The Agent agrees to indemnify and hold harmless the Home Federal Parties, their directors and officers and each person, if any, who controls the Holding Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Home Federal Parties, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that the Agent’s obligations under this Section 9(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or

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final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Holding Company or the Bank, by the Agent or its counsel regarding the Agent, and provided, that it is agreed and understood that the only information furnished in writing to the Holding Company or the Bank, by the Agent regarding the Agent is set forth in the Prospectus in the second and third sentence of the first paragraph, and the first, second and third sentence of the third paragraph under the caption “The Conversion and Offering—Syndicated Community Offering” and the first sentence of the second paragraph under the caption “The Conversion and Offering—Marketing and Distribution; Compensation.”

(c)	Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 9 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. The Home Federal Parties will not, without the Agent’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified person is a party thereto) unless such settlement, compromise, consent or termination does not include a statement or acknowledgment as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party and provides that the Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such action, claim, suit or proceeding. No indemnified party seeking indemnification, reimbursement or contribution under this Section 9 will, without the indemnifying parties’ prior written consent, which consent may not be unreasonably withheld, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding sentence. The Agent will not enter into any settlement for which the Home Federal Parties could be liable without the Home Federal Parties’ prior written consent, not to be unreasonably withheld or delayed.

Section 10. Contribution.

(a)	In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Home Federal Parties or the Agent, the Home Federal Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Home Federal Parties or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Holding Company from the sale of the Shares in the Offering, and the Home Federal Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Home Federal Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the

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 relative benefits received by the Home Federal Parties on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Home Federal Parties on the one hand or the Agent on the other and the parties’ relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Home Federal Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 9(b) or this Section 10 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Home Federal Parties under this Section 10 and under Section 9 shall be in addition to any liability which the Holding Company and the Agent may otherwise have. For purposes of this Section 10, each of the Agent’s and the Home Federal Parties’ officers and directors and each person, if any, who controls the Agent or any of the Home Federal Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent on the one hand, or, the Home Federal Parties on the other hand. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 10, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 10.

(b)	Neither termination nor completion of the engagement of the Agent nor any investigation made by or on behalf of the Agent shall affect the indemnification obligations of the Home Federal Parties or the Agent hereunder, which shall remain and continue to be operative and in full force and effect.

Section 11. Termination. The Agent may terminate this Agreement by giving the notice indicated below in Section 12 at any time after this Agreement becomes effective as follows:

(a)	If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Agent’s reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the NYSE, Nasdaq Stock Market, or over-the-counter market (“OTC”) shall have suspended (except that this shall not apply to the imposition of NYSE, Nasdaq Stock Market, or OTC trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities or escalation thereof; or if a general banking moratorium has been declared by a state or federal authority which has a material effect on the Home Federal Parties on a consolidated basis; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the financial condition, results of operations or business of any of the Home Federal Parties, or if any of the Home Federal Parties shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or, if there shall have been a material adverse change in the financial condition, results of operations or business of the Home Federal Parties taken as a whole.

(b)	In the event the Holding Company fails to sell the required minimum number of the Shares by the date when such sales must be completed, in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Holding

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Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a), 2(d), 2(e), 6, 8 and 9 hereof.

(c)	If any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agent’s obligations hereunder may be cancelled by the Agent by notifying the Holding Company of such cancellation in writing or by electronic mail at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 2(d), 2(e), 6, 8 and 9 hereof.

(d)	If the Agent elects to terminate this Agreement as provided in this Section, the Holding Company and the Bank shall be notified promptly by telephone or electronic mail, confirmed by letter.

Any of the Home Federal Parties may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured within a reasonable time period after the Home Federal Party has provided the Agent with notice of such breach.

This Agreement may also be terminated by mutual written consent of the parties hereto.

Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered by facsimile or email and confirmed to Raymond James & Associates, Inc., 222 Riverside Plaza, 7th Floor, Chicago, IL 60606, Attention: Robert J. Toma, with a copy to John J. Spidi, Jones Walker LLP, 1227 25th Street, N.W., Suite 200 W, Washington, DC, 20037, and, if sent to a Home Federal Party, shall be mailed or delivered and confirmed to such Home Federal Party at 100 East Clay Street, Collinsville, Illinois, 62234, Attention: Ronnie R. Shambaugh, President and CEO, with a copy to Lawrence M.F. Spaccasi, Luse Gorman, PC, 5335 Wisconsin Avenue, N.W., Suite 780, Washington, D.C. 20015.

Section 13. Parties. The Home Federal Parties shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Home Federal Parties, when the same shall have been given by the undersigned or any other officer of any of the Home Federal Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Home Federal Parties and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

Section 14. Closing. The closing for the sale of the Shares (the “Closing”) shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Holding Company and the Bank. At the Closing, the Home Federal Parties shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 7 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 16. Governing Law and Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of law.

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Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Section 18. No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by anyone, the Home Federal Parties acknowledge and agree that (i) nothing herein shall create a fiduciary or agency relationship between the Home Federal Parties, on the one hand, and Raymond James, on the other hand; (ii) the relationship between the Home Federal Parties and Raymond James  is entirely and solely commercial, and any duties and obligations that Raymond James  may have to the Home Federal Parties shall be limited to those duties and obligations specifically stated herein; and (iii) notwithstanding anything in this Agreement to the contrary, the Home Federal Parties acknowledge that Raymond James  may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Holding Company for the shares and such interests may differ from the interests of the Home Federal Parties, and Raymond James  has no obligation to disclose, or account to the Home Federal Parties for any benefit they may derive from such additional financial interests.  The Home Federal Parties hereby waive and release, to the fullest extent permitted by the applicable law, any claims it may have against Raymond James with respect to any breach or alleged breach of fiduciary duty and agrees that Raymond James shall have no liability (whether direct or indirect) to the Home Federal Parties in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Home Federal Parties or any of its shareholders, managers, employees or creditors.

Section 19. Entire Agreement. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

Section 20. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Home Federal Parties and the Agent, as set forth in this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any of the Agent’s officers or directors or any person controlling the Agent, or the Home Federal Parties, or any of their respective officers or directors or any person controlling the Home Federal Parties, and shall survive termination of this Agreement and receipt or delivery of any payment for the Shares.

Section 21. Waiver of Trial by Jury. Each of the Agent and the Home Federal Parties waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.

This Agreement is made solely for the benefit of, and will be binding upon, the parties hereto and their respective successors and the directors, officers and controlling persons and no other person will have any right or obligation hereunder.

The term “successors” as used in this Agreement shall not include any purchaser of any of the Shares. Time shall be of the essence for this Agreement.

[Remainder of page intentionally blank]

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If the foregoing correctly sets forth the arrangement among the Home Federal Parties and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent’s acceptance shall constitute a binding agreement.

Very truly yours,

HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF COLLINSVILLE	BEST HOMETOWN BANCORP, INC.

By Its Authorized Representative:	By Its Authorized Representative:

Ronnie R. Shambaugh	Ronnie R. Shambaugh
President and Chief Executive Officer	President and Chief Executive Officer

Accepted as of the date first above written RAYMOND JAMES & ASSOCIATES, INC.

By its Authorized Representative

Robert J. Toma
Managing Director, Investment Banking

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Exhibit A to Agency Agreement

Engagement Letter by and between Agent and Home Federal Parties

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Exhibit B to Agency Agreement

Form of Opinion of Luse Gorman, PC, to be addressed to the Agent

(i)	The Holding Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland. The Holding Company’s articles of incorporation and bylaws comply in all material respects with the Maryland General Corporation Law.

(ii)	The Holding Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Prospectus and any Permitted Free Writing Prospectus.

(iii)	The Bank is organized and validly existing as a federally-chartered mutual savings and loan association and immediately following the completion of the Conversion will be organized and validly existing as a federally-chartered stock savings bank and, in both instances, with corporate power and authority to conduct its business and own its property as described in the Registration Statement and the Prospectus and in any Permitted Free Writing Prospectus. The Bank’s amended and restated charter and amended and restated bylaws, in each case in stock form, comply in all material respects with the rules and regulations of the OCC. Immediately upon consummation of the Conversion and the Offering, the authorized capital stock of the Bank will consist of [XX,XXX,XXX shares of common stock, $0.01 par value per share, and X,XXX,XXX shares of preferred stock], $0.01 par value per share. All of the outstanding capital stock of the Bank, upon completion of the Conversion, will be duly authorized and, upon payment therefor, validly issued, fully-paid and non-assessable and will be owned by the Holding Company free and clear of any liens, encumbrances, claims or other restrictions.

(iv)	The Bank is a member and in good standing of the FHLB-Chicago. The deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed under law and, to such counsel’s knowledge, no proceedings for the termination or revocation of such insurance are pending or threatened. The description of the liquidation account as set forth in the Prospectus under the caption “The Conversion and Offering—Effects of Conversion on Depositors, Borrowers and Members—Effect on Liquidation Rights,” to the extent that such information constitutes matters of law and legal conclusions, has been reviewed by such counsel and is accurate in all material respects.

(v)	The authorized capital stock of the Holding Company consists of 30,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. Immediately following the consummation of the Conversion, the authorized, issued and outstanding Common Shares of the Holding Company will be within the range set forth in the Prospectus under the caption “Capitalization,” and no shares of capital stock of the Holding Company have been issued prior to the Closing Date; the Common Shares have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, the Registration Statement and the Prospectus, will be duly and validly issued and fully paid and non-assessable, except for shares purchased by the ESOP with funds borrowed from the Holding Company to the extent payment therefore in cash has not been received by the Holding Company. Except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, the Common Shares will not, when issued, be subject to (i) any preemptive rights arising by operation of law or regulations, or under the Holding Company’s articles of incorporation or bylaws, or pursuant to any agreement filed as an exhibit to the Registration Statement, or (ii) any liens, charges, encumbrances or other claims created by the Holding Company.

(vi)	The Home Federal Parties each have full corporate power and authority to enter into the Agreement and to consummate the transactions contemplated thereby and by the Plan and the Reorganization Applications. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Home Federal Parties; and this Agreement is a legal, valid and binding obligation of the Home Federal Parties, enforceable against the Home Federal Parties, in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect

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relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of federally insured depository institutions or their holding companies, as applicable, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions or their holding companies, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein and except that no opinion need be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(vii)	The Conversion Application has been approved by the OCC; the Holding Company Application has been approved by the FRB; and the Prospectus and the proxy material have been approved for use by the OCC; and, to such counsel’s knowledge, no action has been taken, is pending or is threatened to revoke any such authorization or approval. Such counsel has been advised by the staff of the SEC and the OCC that no order has been issued by the SEC or the OCC, and to the knowledge of such counsel, no order has been issued by any other state or federal authority, to prevent the Conversion or the offer, sale or issuance of the Shares, or to suspend the Offering or the use of the Prospectus, and, to the knowledge of such counsel, no action for such purposes has been instituted or threatened by the SEC, the OCC, or any other federal or state authority; and, to the knowledge of such counsel, no person has sought to obtain regulatory or judicial review of the final action of the SEC, the OCC, or the FRB approving the Plan, the Conversion Application, the Holding Company Application or the Prospectus, as applicable, or to otherwise prevent the Conversion or the offer, sale or issuance of the Shares.

(viii)	The Plan has been duly adopted by the required vote of the directors of each of the Home Federal Parties and by the required vote of the Bank’s members.

(ix)	All conditions imposed by the OCC in connection with its approval of the Conversion and by the FRB in connection with its approval of the Holding Company Application have been satisfied, other than any post-closing filings and submissions, and no further approval, registration, authorization, consent or other order of any federal or state regulatory agency is required of the Home Federal Parties in connection with the execution and delivery of this Agreement, the consummation of the Conversion and the issuance of the Shares, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered) and except as may be required under the rules and regulations of FINRA (as to which no opinion need be rendered).

(x)	The Registration Statement is effective under the 1933 Act; any required filing of the Prospectus and any Permitted Free Writing Prospectus pursuant to Rule 424(b) or Rule 433 has been made within the time period required by Rule 424(b) or Rule 433; and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the 1933 Act.

(xi)	At the time the Conversion Application, including the Prospectus contained therein, was approved by the OCC, and as of the Closing Date, the Conversion Application, including the Prospectus and Plan contained therein, complied as to form in all material respects with the requirements of the Conversion Regulations except as waived or otherwise approved by the OCC (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data, and the business plan, included therein or omitted therefrom, as to which no opinion need be rendered); and provided that in passing upon the compliance as to form of the Conversion Application, counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein except as otherwise expressly provided in such counsel’s opinion.

(xii)	At the time the Holding Company Application was approved by the FRB, and as of the Closing Date, the Holding Company Application complied as to form in all material respects with the requirements of HOLA and the regulations promulgated thereunder except as waived or otherwise approved by the FRB (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data, and the business plan, included therein or omitted therefrom, as to which no opinion need be rendered); and provided that in passing upon the compliance as to form of the Holding Company Application, counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein except as otherwise expressly provided in such counsel’s opinion.

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(xiii)	At the time that the Registration Statement, including the Prospectus, became effective, (A) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein or omitted therefrom, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (B) the Prospectus (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein or omitted therefrom, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and provided that in passing upon the compliance as to form of the Registration Statement and the Prospectus, counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein except as otherwise expressly provided in such counsel’s opinion.

(xiv)	The terms and provisions of the shares of common stock of the Holding Company conform, in all material respects, to the description thereof contained in the Registration Statement, the General Disclosure Package and Prospectus, and the form of certificate used to evidence the Shares complies in all material respects with the laws of the State of Maryland.

(xv)	To such counsel’s knowledge, no action, suit or proceeding at law or in equity is pending or threatened against or affecting any of the Home Federal Parties or any of their properties before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the consummation of the transactions contemplated by the Agreement or which is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed.

(xvi)	None of the Home Federal Parties are required to be registered as an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, and, upon completion of the Conversion and the Offering and the sale of the Shares and the application of the net proceeds therefrom, neither the Holding Company nor the Bank will be required to be registered as an “investment company” or an entity “controlled” by an “investment company” under the Investment Company Act of 1940.

(xvii)	To such counsel’s knowledge, none of the Home Federal Parties is in violation of any written directive from the OCC or the FRB to make any material change in the method of conducting its respective business.

(xviii)	To such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Conversion Application, the Registration Statement, the General Disclosure Package or the Prospectus or required to be filed as exhibits to the Conversion Application and the Registration Statement that are not so filed or described as required. The description in the Conversion Application, the Registration Statement, the General Disclosure Package and the Prospectus summarizing any such contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to therein are accurate in all material respects and fairly present, in all material respects, the information required to be shown.

(xix)	To such counsel’s knowledge, the Conversion has been effected by the Holding Company and the Bank in all material respects in accordance with the Conversion Regulations and all conditions precedent to the Conversion imposed by the OCC and the FRB approvals issued thereunder, except to the extent that the OCC and the FRB shall have specifically waived the Conversion Regulations or any conditions or requirements contained in such approvals.

(xx)	To such counsel’s knowledge, none of the Home Federal Parties is currently in violation of its articles of incorporation, charter or bylaws, as applicable, or in default or violation of any obligation, agreement, covenant, instrument or condition contained in any agreement filed as an exhibit to the Registration Statement, except for such defaults or violations which would not have a Material Adverse Effect. The execution, delivery and performance of the Agreement, the incurrence of the obligations therein set forth and the consummation of the transactions contemplated therein will not conflict with or constitute a breach of, or

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default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the any of the Home Federal Parties pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to the Registration Statement; and such action will not result in any violation of the provisions of the articles of incorporation, charter or bylaws, as applicable, of any of the Home Federal Parties, or result in any violation of or conflict with any applicable federal or state law, act, regulation (except that no opinion with respect to the securities and Blue Sky laws of various jurisdictions or the rules or regulations of FINRA need be rendered).

(xxi)	The information in the Prospectus under the captions “Our Dividend Policy,” “Regulation and Supervision,” “Taxation,” “The Conversion and Offering,” “Restrictions on Acquisition of Best Hometown Bancorp, Inc.” and “Description of Capital Stock of Best Hometown Bancorp, Inc.,” to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The descriptions in the Prospectus summarizing statutes or regulations are accurate summaries in all materials respects and fairly present, in all material respects, the information required to be shown.

(xxii)	Each of the Home Federal Parties has the authority to transact its business in the State of Illinois and the Holding Company is duly qualified as a foreign corporation to conduct business in each other jurisdiction in which such qualification is, and following the consummation of the Conversion, will be required, unless the failure to be so qualified in one or more of such jurisdictions would not have a Material Adverse Effect. The activities of each Home Federal Party prior to and following the Conversion as described in the Prospectus are permitted by the rules, regulations, and policies of the OCC and the FRB.

(xxiii)	The Plan complies in all material respects with all applicable laws, rules, regulations, decisions and orders, including, but not limited to, the Conversion Regulations.

In addition, such counsel shall state that during the preparation of the Conversion Application, the Holding Company Application, the Registration Statement and the Prospectus, they participated in conferences with management of, the independent public and internal accountants for, and other representatives of, the Holding Company and the Bank. Based upon such conferences and such review of corporate records of the Holding Company and the Bank as such counsel conducted in connection with the preparation of the information contained in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus, nothing has come to their attention that would lead them to believe that the Registration Statement (except for the financial statements and schedules, notes to financial statements, stock valuation information or other financial or statistical data included therein or omitted therefrom, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules, notes to financial statements, stock valuation information or other financial or statistical data included therein or omitted therefrom, as to which counsel need make no statement), at the time the Registration Statement became effective or at the Closing Time, or that the General Disclosure Package as of the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, on certificates of public officials, certificates or opinions of other counsel reasonably satisfactory to the Agent, and as to matters of fact, officers’ certificates. Such counsel’s opinion need refer only to matters of federal securities and banking laws, Maryland corporate law, and, with respect to enforceability, Florida law, and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Agent.

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